Exhibit 5.1

September 7, 2007

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112

Ladies and Gentlemen:

        As counsel for Liberty Media Corporation, a Delaware corporation (the "Company"), we have examined and are familiar with the Registration Statement on Form S-4 (the "Registration Statement"), filed by the Company on the date hereof with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 125,607,394 shares (the "Series A Liberty Capital Shares") of the Company's Series A Liberty Capital common stock, par value $.01 per share (the "Series A Liberty Capital Common Stock"), 7,486,283 shares (the "Series B Liberty Capital Shares") of the Company's Series B Liberty Capital common stock, par value $.01 per share (the "Series B Liberty Capital Common Stock"), 502,429,576 shares (the "Series A Liberty Entertainment Shares") of the Company's Series A Liberty Entertainment common stock, par value $.01 per share (the "Series A Liberty Entertainment Common Stock"), and 29,945,132 shares (the "Series B Liberty Entertainment Shares" and together with the Series A Liberty Capital Shares, the Series B Liberty Capital Shares and the Series A Liberty Entertainment Shares, the "Shares") of the Company's Series B Liberty Entertainment common stock, par value $.01 per share (the "Series B Liberty Entertainment Common Stock" and together with the Series A Liberty Capital Common Stock, the Series B Liberty Capital Common Stock and the Series A Liberty Entertainment Common Stock, the "Common Stock"), to be issued by the Company in a reclassification (the "Reclassification") of the Company's existing Series A Liberty Capital common stock, par value $.01 per share (the "Old Series A Liberty Capital Common Stock"), and the Company's existing Series B Liberty Capital common stock, par value $.01 per share (the "Old Series B Liberty Capital Common Stock"). To effect the Reclassification, the Company will file an amended and restated certificate of incorporation (the "Amended Charter") with the Secretary of State of the State of Delaware pursuant to which each outstanding share of Old Series A Liberty Capital Common Stock will be reclassified into one share of Series A Liberty Capital Common Stock and four shares of Series A Liberty Entertainment Common Stock and each outstanding share of Old Series B Liberty Capital Common Stock will be reclassified into one share of Series B Liberty Capital Common Stock and four shares of Series B Liberty Entertainment Common Stock. The terms of the Reclassification and the Common Stock are described in the proxy statement/prospectus which forms a part of the Registration Statement to which this opinion is an exhibit.

        In connection with rendering our opinion, we have examined, among other things, originals, certified copies or copies otherwise identified to us as being copies of originals, of (i) the form of the Company's Amended Charter to be in effect upon consummation of the Reclassification; (ii) the Bylaws of the Company as in effect on the date hereof; (iii) the form of stock certificate representing the Series A Liberty Capital Common Stock included as Exhibit 4.1 to the Registration Statement, the form of stock certificate representing the Series B Liberty Capital Common Stock included as Exhibit 4.2 to the Registration Statement, the form of stock certificate representing the Series A Liberty Entertainment Common Stock included as Exhibit 4.3 to the Registration Statement and the form of stock certificate representing the Series B Liberty Entertainment Common Stock included as

Exhibit 4.4 to the Registration Statement; (iv) records of proceedings of the boards of directors of the Company; and (v) such other documents, records and certificates of public officials as we deemed necessary or appropriate for the purpose of rendering this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters regarding the Company that were not readily ascertainable by us. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

        On the basis of such examination and review, we advise you that, in our opinion, upon the issuance and delivery of the Shares in accordance with the terms of the Reclassification (and, in the case of convertible or exercisable securities, in accordance with the terms thereof), the Shares will be duly authorized, fully paid, validly issued and non-assessable.

        This opinion is limited to the corporate laws of the state of Delaware, and the laws of the United States of America. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Additional Information—Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                      Very truly yours,

                      /s/ Baker Botts L.L.P.

                      Baker Botts L.L.P.